Exhibit 99.1

FOR IMMEDIATE RELEASE

BANKRATE Announces Consent Solicitation

for 6.125% Senior Notes due 2018

Company Provides Update Regarding Timing of Internal Review

New York, NY  – May 4, 2015 – Bankrate, Inc. (the “Company”) announced today that it has commenced a solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendment”) the indenture (the “Indenture”) governing its 6.125% Senior Notes due 2018 (the “Notes”).  The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement dated May 4, 2015 (the “Consent Solicitation Statement”) and in the related consent form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on May 1, 2015.

As described more fully in the Solicitation Documents, the purpose of the Consent Solicitation is to amend the Indenture so that (i) the delivery to the Indenture trustee of financial information relating to the fiscal quarter ended September 30, 2014 (such financial information, the “2014 Q3 Report”) (subject to clause (ii) below), the fiscal year ended December 31, 2014 (such financial information, the “2014 Annual Report”) and the fiscal quarter ended March 31, 2015 (such financial information, the “2015 Q1 Report”) is not required until June 24, 2015 (or, if the Second Consent Payment (as defined below) is made, July 14, 2015), (ii) the 2014 Q3 Report will not be required to be delivered to the Trustee if the unaudited financial information for the fiscal quarter ended September 30, 2014, presented in accordance with Item 302 of Regulation S-K in a level of detail that complies with Regulation S-X Article 10 but excluding footnotes, is included in the 2014 Annual Report that is delivered to the Trustee on or before June 24, 2015 (or, if the Second Consent Payment is made, July 14, 2015), (iii) the delivery of an officer’s certificate detailing any defaults relating to the delayed delivery of the 2014 Q3 Report, the 2014 Annual Report and the 2015 Q1 Report is not required and (iv) the Holders release and waive any default or non-compliance by the Company, the Guarantors and their subsidiaries arising from the failure to timely deliver the 2014 Q3 Report, the 2014 Annual Report and/or the 2015 Q1 Report prior to the date of execution of the Supplemental Indenture (as defined below).

The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on May 11, 2015, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders who validly deliver, and do not validly revoke, their consents to the Proposed Amendments in the manner described in the Consent Solicitation Statement will be entitled to receive consent consideration equal to $1.25 per $1,000 principal amount of Notes (the “Initial Consent Payment”) for which consents have been validly delivered prior to the Expiration Date (and not validly revoked) upon the satisfaction or waiver of the conditions to the Consent Solicitation. The Initial Consent Payment will be paid to consenting Holders promptly following the satisfaction or waiver of the conditions to the Consent Solicitation, as further described in the Consent Solicitation Statement.  Pursuant to the terms of the Proposed Amendment, an additional $1.25 per $1,000 principal amount of Notes (the “Second Consent Payment” and, together with the Initial Consent Payment, the “Consent Consideration”) will be paid on or before June 25, 2015, unless the 2014 Q3 Report (subject to clause (ii) of the immediately preceding paragraph), the 2014 Annual Report and the 2015 Q1 Report have been delivered to the Trustee on or before June 24, 2015.  Holders providing consents after the Expiration Date will not be entitled to receive either the Initial Consent Payment or the Second Consent Payment.

Subject to the terms and conditions of the Consent Solicitation, the Company intends to enter into the Supplemental Indenture promptly following the receipt of the Requisite Consents (as defined below).  Consents may not be revoked after the Supplemental Indenture is executed. If the Supplemental Indenture is executed and the Initial Consent Payment is paid, the Proposed Amendment will be binding upon all Holders, whether or not such Holders have delivered consents.

Payment of the Consent Consideration is subject to the satisfaction or waiver of certain conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes (the “Requisite Consents”) and (ii) the execution and delivery of a supplemental indenture implementing the Proposed Amendment (the “Supplemental Indenture”), in each case, as further described in the Consent Solicitation Statement.

A more comprehensive description of the Consent Solicitation can be found in the Solicitation Documents.

RBC Capital Markets, LLC is the Solicitation Agent in connection with the Consent Solicitation. Persons with questions regarding the Consent Solicitation should contact the Solicitation Agent at (877) 381-2099 (toll free) or (212) 618-7822 (collect). Requests for copies of the Solicitation Documents and other related materials should be directed to D.F. King & Co., Inc., the Information Agent and Tabulation Agent for the Consent Solicitation, at (212) 269-5550 (banks and brokers) or (877) 864-5055 (toll-free).

The Company’s obligations to pay the Consent Consideration are set forth solely in the Solicitation Documents.  This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities.  This press release is for informational purposes only and the Consent Solicitation is being made only by, and pursuant to the terms of, the Solicitation Documents.  None of the Company, the Solicitation Agent or the Information Agent and Tabulation Agent makes any recommendation as to whether or not Holders should deliver consents in connection with the Consent Solicitation.

Each Holder must make its own decision as to whether to give its consent to the Proposed Amendment.  The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction.  In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, it shall be deemed to be made by the Solicitation Agent on behalf of the Company.  Subject to applicable law, the Company may amend, extend, withdraw or terminate the Consent Solicitation in its sole discretion.

Update Regarding Internal Review of Prior Year Financials

As previously announced, on September 14, 2014, the Company’s Audit Committee concluded that the Company's previously issued financial statements for each of fiscal years 2011, 2012 and 2013 should no longer be relied upon pending the conclusion of a full internal review.  The Company intends to announce the results of the internal review and to release financial results for fiscal year ended December 31, 2014 and the three months ended March 31, 2015 as soon as practicable and is targeting to do so before the end of the initial consent period, which ends June 24, 2015.

About Bankrate

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, AOL, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

For more information: www.bankrate.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release includes information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements typically contain words such as "anticipates," "believes," "estimates," "expects," "intends" or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected.  Forward-looking statements include, but are not limited to, statements about the benefits and timing of the Consent Solicitation; the receipt of the Requisite Consents; the time, if any, at which the Company will deliver the Supplemental Indenture; the time, if any, at which the Proposed Amendments become operative; and the timing with respect to the announcement of the results of the internal review and of the Company’s financial results for fiscal year ended December 31, 2014 and the three months ended March 31, 2015. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Some of the factors that could cause actual results to differ materially include, but are not limited to: failure to receive the Requisite Consents; risks associated with the ability to consummate the Consent Solicitation and the timing of the Consent Solicitation; the ability to realize the anticipated benefits of the Consent Solicitation; a delay in our internal review; the timing and outcome of the SEC and DOJ investigations; our ability to maintain an effective system of internal controls and disclosure controls; review of our business and operations by regulatory authorities; the review of the results of our internal review, the audit of our fiscal year ended December 31, 2014, and review of the three months ended March 31, 2015, by our independent outside auditor; changes in the overall U.S. or global economy; increased or unanticipated legal and regulatory costs; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Past results of the Company are not necessarily indicative of its future results. The Company does not undertake any obligation to update any forward-looking statements, except as required by securities laws.

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For more information:

Kayleen Yates

Senior Director, Corporate Communications

kyates@bankrate.com

(917) 368-8677